===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ---------

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): November 13, 2002

                              Comcast Corporation
                   (formerly named AT&T Comcast Corporation)
             (Exact Name of Registrant as Specified in Its Charter)

                                  Pennsylvania
                 (State or Other Jurisdiction of Incorporation)

              333-82460                            27-0000798
       (Commission File Number)         (IRS Employer Identification No.)

          1500 Market Street
           Philadelphia, PA                        19102-2148
   (Address of Principal Executive                 (Zip Code)
               Offices)

                                 (215) 665-1700
              (Registrant's Telephone Number, Including Area Code)


         (Former Name or Former Address, if Changed Since Last Report)

                                   ---------


===============================================================================

Item 2.  Acquisition or Disposition of Assets.

     On November 18, 2002, in accordance with the Agreement and Plan of Merger dated as of December 19, 2001, as amended (the "Merger Agreement"), among Comcast Holdings Corporation (formerly named Comcast Corporation) ("Old Comcast"), AT&T Corp. ("AT&T"), AT&T Broadband Corp. ("AT&T Broadband"), Comcast Corporation (formerly named AT&T Comcast Corporation) ("New Comcast"), AT&T Broadband Acquisition Corp., a wholly owned subsidiary of New Comcast ("AT&T Broadband Merger Sub"), and Comcast Acquisition Corp., a wholly owned subsidiary of New Comcast ("Comcast Merger Sub"), among other things, (i) AT&T contributed its broadband communications business to AT&T Broadband, (ii) AT&T distributed one share of AT&T Broadband common stock as a dividend on each outstanding share of AT&T common stock held as of 5:00 p.m., New York City time, on November 15, 2002, (iii) Old Comcast merged with Comcast Merger Sub, and (iv) AT&T Broadband merged with AT&T Broadband Merger Sub. As a result of the mergers described in the preceding sentence, each of Old Comcast and AT&T Broadband became a wholly owned subsidiary of New Comcast. As a result of the Old Comcast merger, Old Comcast shareholders are entitled to receive for each of their shares of Old Comcast common stock one share of a corresponding class of New Comcast common stock. As a result of the AT&T Broadband merger, AT&T Broadband shareholders are entitled to receive for each of their shares of AT&T Broadband common stock .3235 of a share of New Comcast Class A common stock.

     On November 18, 2002, New Comcast issued a press release announcing the completion of the transaction. A copy of the press release is attached as an exhibit hereto and is incorporated by reference herein.

     The issuance of New Comcast common stock as described above was registered under the Securities Act of 1933, as amended, pursuant to New Comcast's registration statement on Form S-4 (File No. 333-82460) (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") and declared effective on May 14, 2002. The joint proxy statement/prospectus of Old Comcast and AT&T included in the Registration Statement contains additional information about the transactions described above. The New Comcast Class A common stock and the New Comcast Class A Special common stock have been approved for listing on The Nasdaq Stock Market and will trade under the ticker symbols "CMCSA" and "CMCSK", respectively. The descriptions of such classes of New Comcast common stock contained under the caption "Description of AT&T Comcast Capital Stock" in the joint proxy statement/prospectus referred to above is incorporated by reference herein.

     Old Comcast Class A common stock and Old Comcast Class A Special common stock were registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and listed on The Nasdaq Stock Market. In reliance on Rule 12g-3(d) of the Exchange Act, New Comcast Class A common stock and New Comcast Class A Special common stock are deemed registered under Section 12(g) of the Exchange Act. Old Comcast is delisting the Old Comcast Class A common stock and Old Comcast Class A Special common stock from The Nasdaq Stock Market and filing a Form 15 with the SEC to terminate the registration under the Exchange Act of the Old Comcast Class A Common Stock and the Old Comcast Class A Special Common Stock.

Item 5.  Other Events.

Approval of Federal Communications Commission

     On November 13, 2002, the Federal Communications Commission (the "FCC") gave conditional approval to the transfer of certain FCC licenses required to complete the transactions described above. The Memorandum Opinion and Order issued by the FCC ordered AT&T and Old Comcast to place AT&T Broadband's interest in Time Warner Entertainment, L.P. ("TWE") into irrevocable trust prior to completion of the transaction and to fully divest the TWE interest within five-and-a-half years after completion of the transaction. Until TWE is divested, the order prohibits New Comcast from any involvement in the video programming activities of TWE and also other cable systems in which TWE and New Comcast both have interests. Copies of the trust agreements pursuant to which AT&T Broadband's TWE interest will be placed into irrevocable trust are attached as exhibits hereto and incorporated by reference herein.

Adoption of Stockholder Rights Plan

     On November 18, 2002, pursuant to the Merger Agreement, New Comcast adopted a shareholder rights plan. To implement the plan, the New Comcast Board declared a dividend of one preferred stock purchase right (a

"Right") on each share of each class of New Comcast common stock outstanding as of 3:40 p.m., New York City time, on November 18, 2002. A description of the shareholder rights plan is included in the registration statement on Form 8-A filed by New Comcast on the date hereof to register the Rights under the Exchange Act.

Repayment of Intracompany Debt

     In connection with the closing of the transaction described above in Item 2, AT&T Broadband repaid all intercompany debt owed by AT&T's broadband business to AT&T's communications business. AT&T Broadband effected this repayment by making a cash payment to AT&T in an amount equal to approximately $5.85 billion and by issuing approximately $3.51 billion in debt to retire existing AT&T debt. The cash payment referred to in the preceding sentence reflected certain adjustments and was made with the proceeds of (i) a borrowing by AT&T Broadband of $4 billion under a bridge loan facility dated April 26, 2002 among AT&T Broadband, New Comcast, the lenders party thereto and JPMorgan Chase Bank, as Administrative Agent, and (ii) a borrowing by AT&T Broadband of $2.5 billion under a credit agreement dated April 26, 2002 among AT&T Broadband, New Comcast, the lenders party thereto and JPMorgan Chase Bank, as Administrative Agent. The retirement of existing AT&T debt by AT&T Broadband referred to above resulted from a recently completed debt exchange offer pursuant to which AT&T Broadband issued debt guaranteed by New Comcast and certain of its cable subsidiaries in an aggregate principal amount of approximately $3.51 billion consisting of approximately $2.43 billion of 8.375% Notes Due 2013 and approximately $1.08 billion of 9.455% Notes Due 2022.

Name Changes

     Promptly after completion of the transaction described above, Old Comcast amended its articles of incorporation to change its name from "Comcast Corporation" to "Comcast Holdings Corporation" and New Comcast amended its articles of incorporation to change its name from "AT&T Comcast Corporation" to "Comcast Corporation".

Amendments to Transaction Agreements

     On November 18, 2002, the Merger Agreement (including the Amended and Restated Articles of Incorporation of New Comcast) and the Separation and Distribution Agreement dated as of December 19, 2001, as amended (the "Separation and Distribution Agreement"), between AT&T and AT&T Broadband were amended in certain technical respects. Composite copies of the Merger Agreement, the Amended and Restated Articles of Incorporation of New Comcast and the Separation and Distribution Agreement reflecting these technical amendments are attached hereto and are incorporated by reference herein.

New Comcast Board of Directors

     The New Comcast board of directors consists of five (5) directors who prior to completion of the transaction were members of the AT&T board of directors, five (5) directors who prior to completion of the transaction were members of the Old Comcast board of directors and two (2) directors jointly designated by Old Comcast and AT&T who previously were not members of either company's board of directors.

     The five (5) Old Comcast directors designated to the New Comcast board of directors are S. Decker Anstrom, Sheldon M. Bonovitz, Julian A. Brodsky, Brian
L. Roberts and Ralph J. Roberts. Information regarding these individuals is contained under the caption "Proposal One - Election of Directors" in the proxy statement filed on April 30, 2002 by Old Comcast and is incorporated by reference herein.

     The five (5) AT&T directors designated to the New Comcast board of directors are C. Michael Armstrong, J. Michael Cook, George M.C. Fisher, Louis
A. Simpson and Michael I. Sovern. Information regarding these individuals is contained under the caption "Information About the AT&T Annual Meeting and Voting - The AT&T Board" in the joint proxy statement/prospectus relating to the transaction and is incorporated by reference herein.

     The two (2) additional directors designated to the New Comcast board of directors are Kenneth J. Bacon and Dr. Judith Rodin.

     Kenneth J. Bacon, 48, has been Senior Vice President of multifamily lending and investment for Fannie Mae since 2000 where he manages all aspects of Fannie Mae's $109 billion multifamily lending and investment portfolio. Prior to joining Fannie Mae in 1993, he was director of the Office of Securitization of the Resolution Trust

Corporation. Mr. Bacon also spent eight years on Wall Street with Kidder Peabody & Co. and Morgan Stanley & Co. as an officer. Mr. Bacon is currently a director of the Fannie Mae Foundation and the National Equity Fund, a member of the Board of Trustees for Stanford University and the National Finance Committee Chairman for Communities in Schools. Mr. Bacon is also a member of the Real Estate Roundtable, Executive Leadership Council and the Urban Land Institute.

     Dr. Judith Rodin, 58, has been President of the University of Pennsylvania, as well as a professor of psychology and of medicine and psychiatry at the university, since 1994. She was Provost of Yale University from 1992 to 1994. She held various professorial and other positions at Yale from 1972 to 1994, including Dean of the Graduate School of Arts and Sciences and Chair of the Department of Psychology. She is currently a director of Electronic Data Systems Corp., AMR Corporation, AETNA, Inc. and BlackRock, Inc.

Item 7.

     (a)  Financial Statements of Business Acquired.

          Financial statement information will be filed by amendment to this Current Report.

     (b)  Pro Forma Financial Information.

          Pro forma financial information will be filed by amendment to this Current Report.

     (c)  Exhibits.

          Exhibit 2.1 Composite copy of Agreement and Plan of Merger Agreement dated as of December 19, 2001, as amended, among Comcast Holdings Corporation (formerly named Comcast Corporation), AT&T Corp., AT&T Broadband Corp., Comcast Corporation (formerly named AT&T Comcast Corporation) and the other parties signatory thereto.

          Exhibit 2.2 Composite copy of Amended and Restated Articles of Incorporation of Comcast Corporation (formerly named AT&T Comcast Corporation).

          Exhibit 2.3 Composite copy of Separation and Distribution Agreement dated as of December 19, 2001, as amended, between AT&T Corp. and AT&T Broadband Corp.

          Exhibit 99.1    Press Release dated November 18, 2002.

          Exhibit 99.2 Agreement and Declaration of Trust of TWE Holdings I Trust by and among MOC Holdco I, Inc., Edith E. Holiday and The Capital Trust Company of Delaware.

          Exhibit 99.3    Form of Agreement and Declaration of Trust of
                          TWE Holdings II Trust by and among MOC Holdco II, Inc., Edith E. Holiday and The Capital Trust Company of Delaware.

          Exhibit 99.4 Agreement and Declaration of Trust of TWE Holdings III Trust by and among Media One TWE Holdings, Inc., Edith E. Holiday and The Capital Trust Company of Delaware.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Comcast Corporation
                                       (formerly named AT&T Comcast Corporation)


Date: November 18, 2002                By: /s/ Arthur R. Block
                                          ----------------------------------
                                          Name:  Arthur R. Block
                                          Title: Senior Vice President,
                                                 Secretary and Assistant
                                                 Treasurer